Form of Proxy

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
	1.	Election of Directors
SGB INTERNATIONAL HOLDINGS INC.
(the “Company”)			For	Withhold
To elect the following individuals as directors of the Company

I/We being holder(s) of common shares of SGB International Holdings Inc. hereby appoint: Xin Li, the President, Chief Executive Officer, and director of the Company, or failing him Stuart Wooldridge, director of the Company, or in the place of the foregoing, _______________________ (print the name), as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and to vote at such proxyholder’s discretion with respect to any amendments or variations to matters referred to in the accompanying notice of the meeting as well as all other matters that may properly come before the meeting to be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, on Tuesday, November 30, 2010, at the hour of 10:00 a.m. (Pacific Time), and at any adjourned or postponed meeting, to the extent permitted by law.

		Xin Li	___	___
		Stuart Wooldridge	___	___

	2.	Appointment of Auditor

			For	Withhold
		To appoint Stan J.H. Lee, CPA, as the auditor of the Company and to authorize the directors of the Company to fix the auditor’s remuneration	___	___
Authorized Signature (s)

SIGN HERE: _______________________________	3.	Approval of 2010 Equity Compensation Plan

PRINT NAME HERE: ________________________			For	Against
DATE SIGNED: _______________________
		To approve the 2010 Equity Compensation Plan of the Company	___	___

The Board of Directorsand Managementrecommendthat shareholders vote “For” Items 1 through 3 above.

THIS PROXYMUST BE SIGNEDAND DATED.

SEE IMPORTANTINSTRUCTIONSON REVERSE.

INSTRUCTIONS FOR COMPLETION OF FORM OF PROXY

1.	This proxy is solicited by and on behalf of the Management of the Company.

2.

You may appoint another person or company, who needs not be a shareholder, to attend the meeting on your behalf and vote your shares as your proxyholder by inserting the name of the person or company you wish to represent you at the meeting in the space provided on the reverse side for an alternate proxyholder.

3.

You must date this proxy and sign your name as it appears on your share certificates. When shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If you are voting on behalf of a corporation, partnership or another individual, you may be required to provide documentation evidencing your power to sign this proxy with the signing capacity stated.

4.	If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed by the Company.

5.

Your shares represented by this proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your shares will be voted accordingly; and if you have not specified how to vote on a particular matter, then your proxyholder can vote your shares as he or she sees appropriate. If you have appointed one of the management proxyholders named on the reverse side and you have not specified how to vote on a particular matter, the proxyholder(s) will vote your shares in the manner recommended by our board of directors on each item of business which you are entitled to vote on.

6.

This proxy confers discretion on the proxyholder with respect to any amendments or variations to matters identified in the accompanying notice of the meeting and other matters which may properly come before the meeting, to the extent permitted by law.

7.

In order to be voted, the completed proxy must be received by the Company’s registrar and transfer agent, Pacific Stock Transfer Company by mail no later than 5:00 p.m. (Pacific time) on Tuesday, November 23, 2010, or if the meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed meeting.

Please complete, date, sign and return by mail your proxy to:

Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite 240
Las Vegas, Nevada 89119
U.S.A.